From:

Ameritrans Capital Corporation

For More Information Contact:

Gary C. Granoff

1-(800)-214-1047

For Immediate Release

Ameritrans Capital Corporation Declares Quarterly Dividend

On 9 3/8 % Preferred Stock

New York, NY, June 20, 2008 —The board of directors of Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP) has declared a dividend of $0.28125 per share on its 9 3/8% Cumulative Participating Redeemable Preferred Stock for the period April 1, 2008 through June 30, 2008.  The dividend is payable on or about July 15, 2008, to shareholders of record as of June 30, 2008.  The dividend is being declared from estimated earnings for the period ending June 30, 2008.

Ameritrans Capital Corporation is an internally managed, closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended.  Ameritrans originates, structures and manages a portfolio of medallion loans, secured business loans and selected equity securities.  Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation is licensed by the United States Small Business Administration as a Small Business Investment Company (SBIC) in 1980.  The Company maintains its offices at 747 Third Avenue, 4th Floor, New York, NY 10017.

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This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected.  Ameritrans Capital Corporation cautions investors not to place undue reliance on forward-looking statements, which speak only as to management's expectations on this date.